Exhibit 99.1

Cincinnati Bell Inc. Consummates Sale of Common Units of Limited Partnership Interests in CyrusOne LP

CINCINNATI  —  April 7, 2015 — Cincinnati Bell Inc. (NYSE:CBB) (“Cincinnati Bell”) announced today that it has consummated the sale to CyrusOne Inc. (“CyrusOne”) of 14,260,000 operating partnership units (including 1,860,000 operating partnership units sold because the underwriters exercised their option described below) in CyrusOne’s operating partnership, CyrusOne LP, for $29.8752  per operating partnership unit. CyrusOne announced today it had closed the public offering of 14,260,000 shares of its common stock, which included 1,860,000 shares of common stock sold pursuant to the option granted to the underwriters by CyrusOne, the net proceeds of which were used to acquire operating partnership units from two subsidiaries of Cincinnati Bell.

As a result of the acquisition, Cincinnati Bell effectively owns approximately 21.7% of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable into shares of common stock of CyrusOne.

The shares of CyrusOne’s common stock were offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering of CyrusOne’s common stock was made only by means of the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146; Morgan Stanley, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; Barclays, c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by calling (800) 503-4611 or by emailing prospectus.cpdg@db.com; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com; or J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, by calling (866) 803-9204 or by emailing prospectus-eq_fi@jpmchase.com.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor
This release contains forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including, but not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination or modification of any of the transaction documents; the inability to achieve anticipated financial results; and unexpected costs, fees, expenses and charges incurred by Cincinnati Bell related to the transactions, any of which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Other factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in documents Cincinnati Bell filed with the SEC. More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no obligation to revise or update any forward-looking statements for any reason. The forward-looking statements included in this release represent Cincinnati Bell estimates as of the date hereof. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

About Cincinnati Bell
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell effectively owns 21.7 percent of CyrusOne (NASDAQ: CONE), which is held in the form of CyrusOne common stock and CyrusOne LP partnership units. CyrusOne specializes in highly reliable enterprise-class, carrier-neutral data center properties and provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 665 customers, including nine of the Fortune 20 and 144 of the Fortune 1000 companies or private or foreign enterprises of equivalent size. For more information, please visit www.cincinnatibell.com.

Contacts
Cincinnati Bell Inc.
Investors:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

or

Media:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com

Source: Cincinnati Bell Inc.